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                                 EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into by and between INPUT/OUTPUT, INC. (the "Company"), having a business address at 11104 West Airport Boulevard, Stafford, Texas 77477-3016, and W. J. Zeringue ("Executive"), having a mailing address at 7930 State Highway 6, Missouri City, Texas 77459.

     WHEREAS, the Company wishes to employ the Executive and to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive wishes to be employed by the Company for such period on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

     1. EMPLOYMENT. Upon the terms and subject to the conditions contained in this Agreement, the Executive agrees to provide services as provided herein for the Company during the term of this Agreement. The Executive agrees to devote his best efforts to the business of the Company, and shall perform his duties in a diligent and business-like manner, all for the purpose of advancing the business of the Company.

     2. DUTIES. The duties of the Executive shall be those duties which can reasonably be expected to be performed by a person with the titles of Chairman of the Board, President and Chief Executive Officer of Input/Output, Inc. The Executive shall report directly to the Board of Directors of the Company.

     3. EMPLOYMENT TERM. Subject to the terms and conditions hereof, the Company agrees to employ the Executive for a term commencing as of January 1, 1998 (the "Effective Date") and continuing until December 31, 1998 (the "Primary Term"), unless renewed in accordance with this SECTION 3. Beginning December 31, 1998, this Agreement shall be automatically renewed for successive one-year terms, unless either the Company or the Executive provides written notice of election not to renew, at least 60 days before the applicable renewal date.

     4.   SALARY AND BENEFITS.

          (a) BASE SALARY. The Company shall, during the Primary Term of this Agreement, pay the Executive an annual base salary of $420,000 beginning on January 15, 1998. Such salary shall be paid in bi-monthly installments, minus applicable withholding and authorized salary deductions. The base salary may be reviewed and adjusted by the Board of Directors upon any renewal of this Agreement under SECTION 3. The Company may not, however, reduce the Executive's base salary at any time during the Primary Term.

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          (b)  SIGN-ON BONUS.  The Company shall pay the Executive a sign-on bonus of $200,000, payable on January 2, 1998. Such amount shall be paid in a lump sum, less applicable withholding and authorized salary deductions.

          (c) BONUS. The Company shall pay the Executive a bonus of $400,000 on December 31, 1998 in lieu of the Executive's right to participate in the Input/Output, Inc. 1996 Management Incentive Plan (the "Incentive Plan") for fiscal 1998. This bonus shall be paid to the Executive irrespective of Company performance during 1998, and is contingent only upon the Executive's being employed by the Company at December 31, 1998. The Executive will be eligible to participate in the Incentive Plan for awards based on the Plan's performance criteria for the Company's fiscal 1999.

          (d) SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Company agrees that the Board will select the Executive to be a participant in the Input/Output, Inc. Supplemental Executive Retirement Plan or any subsequent supplement executive retirement plan established by the Company.

          (e) STOCK OPTIONS. The Executive shall be granted two stock options effective December 10, 1997, to purchase shares of common stock of the Company under the Input/Output, Inc. 1990 Stock Option Plan (the "Option Plan"). Both option grants will be evidenced by standard stock option agreements. The first grant will provide for an option to purchase 500,000 shares of stock under the Option Plan, having an exercise price equal to the fair market value of the stock on the date of grant. This option will vest in equal annual installments over a four-year period beginning on the date of grant. This option will have a term of ten years and will otherwise be subject to the standard terms and conditions of the Option Plan; provided, however, that the option agreement shall expressly provide that (i) upon the Company's termination of the Executive's employment for any reason other than for "Cause" (as defined in SECTION 5(c) of this Agreement), (A) all unvested installments of shares under such option shall thereupon automatically accelerate and become fully vested, and (B) the option shall be exercisable from the date of such termination of employment through that date which is the first anniversary date of such date of termination, and (ii) upon the occurrence of a "change of control" (as defined under the terms of the Option Plan as of the date hereof), all unvested installments of shares under such option shall thereupon automatically accelerate and become fully vested.

          The second stock option grant will provide for an option to purchase 100,000 shares of common stock under the Option Plan. This grant will be 100% vested on December 10, 1998, but will be exercisable commencing upon that date only if the fair market value per share of the common stock is at least equal to 120% of the exercise price (i.e., the New York Stock Exchange

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     closing price of the common stock on December 10, 1997).  For the purpose of determining whether the option becomes exercisable beginning on December 10, 1998, "fair market value" will be based on the average closing price per share of the common stock on the 30 consecutive trading days prior to December 10, 1998. If such "fair market value" of the stock on December 10, 1998 is not equal to at least 120% of the exercise price, then this option will terminate.

          (f) RESTRICTED STOCK. The Executive shall be granted, effective as of January 1, 1998, 53,000 shares of restricted stock under the terms of the Input/Output, Inc. 1990 Restricted Stock Plan (the "Restricted Stock Plan"). The restrictions on the restricted stock will lapse as to one-half of the restricted stock on January 1, 2000, as to an additional one-fourth of the restricted stock on January 1, 2001, and as to the remaining one-fourth of the restricted stock on January 1, 2002; provided, however, that the award agreement shall expressly provide that (i) any restrictions on the restricted stock will lapse in full upon the Company's termination of the Executive's employment for any reason other than for "Cause" (as defined in SECTION 5(c) of this Agreement) and (ii) any restrictions on the restricted stock will lapse in full upon the occurrence of a "change of control" (as defined under the terms of the Restricted Stock Plan as of the date hereof). The restricted stock will otherwise be subject to the terms and conditions under the Restricted Stock Plan.

          (g) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all out-of-pocket expenses incurred by the Executive in the course of his duties, in accordance with normal Company policies.

          (h) EMPLOYEE BENEFITS. The Executive shall be entitled to participate in all employee benefit programs generally available to employees of the Company and to receive all normal perquisites provided to senior executive officers of the Company.

          (i) BENEFITS NOT IN LIEU OF COMPENSATION. No benefit or perquisite provided to the Executive shall be deemed to be in lieu of base salary, bonus, or other compensation.

     5. TERMINATION OF EMPLOYMENT. The Board of Directors of the Company may terminate the employment of the Executive at any time as it deems appropriate.

          (a) TERMINATION WITHOUT CAUSE. If, during the term of this Agreement, the Company terminates the Executive's employment for any reason other than for Cause (as defined in SECTION 5(c) of this Agreement), the Company shall pay to the Executive an amount (the "Severance Payment")

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     equal to (i) two (2), multiplied by (ii) the average of the sum of the
     Executive's annual base salary plus annual bonus payments for the three (3) most recently completed fiscal years of the Company (or, in the event that the Executive has not been employed by the Company for three (3) fiscal years of the Company as of the date of his termination of employment with the Company, (A) two multiplied by (B) the average of the sum of the Executive's annual base salary plus annual bonus payments during the Executive's employment with the Company). For these purposes, the bonus relating to any fiscal year shall be used even if that bonus is actually paid in a different fiscal year. The amount of any such Severance Payment shall be paid in a lump sum, less applicable withholding, as soon as practicable following such termination.

          (b) TERMINATION UPON A CHANGE OF CONTROL. If, within one year following the date of a "Change of Control" of the Company (as defined below), the Company terminates the Executive's employment for any reason other than for "Cause" (as defined in SECTION 5(c) of this Agreement) or the Executive terminates employment with the Company for "Good Reason" (as defined below), the Company shall pay to the Executive an amount (the "Change of Control Payment") equal to (A) two (2), multiplied by (B) the average of the sum of the Executive's annual base salary plus annual bonus payments for the three (3) most recently completed fiscal years of the Company (or, in the event that the Executive has not been employed by the Company for three (3) fiscal years of the Company as of the date of the Change of Control, (X) two, multiplied by (Y) the average of the sum of the Executive's annual base salary plus annual bonus payments during the Executive's employment with the Company). For these purposes, the bonus relating to any fiscal year shall be used even if that bonus is actually paid in a different fiscal year. The amount of any such Change of Control Payment shall be paid in a lump sum, less applicable withholding, as soon as practicable following such termination, and shall be paid in lieu of any Severance Payment otherwise payable under SECTION 5(a) above.

               (i)  For purposes of this SECTION 5(b), "Good Reason" shall mean:

                    (A) Without his express written consent, the assignment to Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to a Change of Control, or a change in his reporting responsibilities, titles or offices as in effect immediately prior to a Change of Control, or any removal of Executive from or any failure to re-elect Executive to any of such positions, except in connection with the termination of his employment for Cause, death, permanent and total disability (as such term is defined in

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               Section 22(e)(3) of the Internal Revenue Code of 1986,as
               amended (the "Code")) or retirement in accordance with normal Company policies or by Executive other than for Good Reason;

                    (B) A reduction by the Company in Executive's base salary as in effect on the date of a Change of Control or as the same may be increased from time to time thereafter;

                    (C) The Company's requiring Executive to be based anywhere other than either the Company's offices at which he was based immediately prior to a Change of Control or the Company's offices which are no more than 20 miles from the offices at which the Executive was based immediately prior to a Change of Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations immediately prior to the Change of Control (excluding, however, any travel obligations prior to the Change of Control that are associated with or caused by the Change of Control events or circumstances), or, in the event Executive consents to any relocation beyond such 20-mile radius, the failure by the Company to pay (or reimburse Executive) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify Executive against any loss (defined as the difference between the actual sale price of such residence and the higher of (1) his aggregate investment in such residence or (2) the fair market value of such residence as determined by a real estate appraiser designated by Executive and reasonably satisfactory to the Company) realized on the sale of Executive's principal residence in connection with any such change of residence; or

                    (D) Any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in SECTION 7(a).

          For purposes of this SECTION 5(b)(i), any good faith determination of "Good Reason" made by the Executive shall be conclusive and binding on the parties.

               (ii) For purposes of this SECTION 5(b), a "Change of Control" of the Company shall mean the occurrence of any of the following events:
          (A) there shall be consummated any merger or consolidation pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, or any sale, lease, exchange or other

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          disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, the holders of the outstanding common stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding common stock of the Company, (B) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (C) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934 (the "1934 Act")) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company, any successor of the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 40% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (D) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

               (iii) Notwithstanding anything in this Agreement to the contrary, the total present value of all change of control payments (i.e., "parachute payments," as defined under Section 280G of the Code) payable to the Executive or for the Executive's benefit, whether payable under this Agreement or any other arrangements with the Company, shall be limited to three times the Executive's base amount less one dollar and, to the extent necessary, the acceleration of vesting and exercisability and the payment of benefits to the Executive shall be reduced so that this limit is not exceeded. The terms "base amount" and "present value" will have the meanings assigned to them under Section 280G of the Code. This limit is intended to avoid excise taxes which

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          may be imposed on the Executive under Section 4999 of the Code and to avoid the disallowance of a deduction to the Company under
          Section 280G of the Code.

          (c) TERMINATION FOR CAUSE; TERMINATION BY EXECUTIVE. If the Company shall discharge the Executive for Cause, or if the Executive shall terminate his employment with the Company due to death, disability, or any other reason, the Executive shall be entitled to receive only the amount of base salary accrued by but unpaid to the Executive through the date of such termination of employment, and the Company shall have no further obligation to make any payment under this Agreement, except as may otherwise be provided under the terms of any employee benefit programs in which the Executive is then participating.

           For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful and continued failure by the Executive to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (ii) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

          (d)  MITIGATION OF AMOUNTS PAYABLE HEREUNDER.   The Executive shall
     not be required to mitigate the amount of any payment provided for in this
     SECTION 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this SECTION 5 be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

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     6.   CONFIDENTIALITY AGREEMENT.  As a condition of his employment with the
Company, the Executive shall be required to execute the Company's standard Invention and Confidentiality Agreement.

     7.   MISCELLANEOUS PROVISIONS.

          (a) SUCCESSORS OF THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Company terminated the Executive's employment without Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this SECTION 7(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) SPECIAL REPRESENTATIONS OF EXECUTIVE. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company. The Executive represents to the Company that no previous employer has imposed any contractual restriction which would, if enforced, have a material adverse effect on the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

          (c) NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the

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     attention of the Executive Vice President of the Company with a copy to the Secretary of the Company, or to such other person in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (d) AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except as provided in SECTION 6, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          (e) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

          (f) SURVIVAL OF THE PARTIES' OBLIGATIONS. The obligations of the Company and the Executive under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause or Good Reason.

          (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas.

          (i) CAPTIONS. The use of captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein.

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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the
10th day of December, 1997, but except as otherwise set forth in this Agreement, effective as of January 1, 1998.



                              INPUT/OUTPUT, INC.


                              By: /s/ CHARLES E. SELECMAN
                                  --------------------------------------
                              Name: Charles E. Selecman
                              Title: Chairman of the Board, President
                                     and Chief Executive Officer





                              /s/ W. J. ZERINGUE
                                  --------------------------------------
                                  W. J. Zeringue


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